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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement of our report dated January 29, 1999 on the LeukoSite, Inc. financial statements as of December 31, 1997 and 1998 and for the three years in the period ended December 31, 1998 and to all references to our Firm included in or made part of this Registration Statement.

                                       /s/ Arthur Andersen LLP


Boston, Massachusetts
September 28, 2000